UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PINNACLE BANKSHARES CORP.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[Logo]

Dear Fellow Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation, the holding company for First National Bank. The meeting will be held on Tuesday, April 10, 2012, at 11:00 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our 2011 Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. Your proxy may be revoked at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of First National Bank and Pinnacle Bankshares Corporation.

Sincerely,

/s/ Aubrey H. (Todd) Hall, III

Aubrey H. (Todd) Hall, III
President & Chief Executive Officer

Altavista, Virginia

March 6, 2012

Pinnacle Bankshares Corporation

622 Broad Street

Altavista, Virginia 24517

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 10, 2012

The 2012 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation will be held at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia, on Tuesday, April 10, 2012, at 11:00 a.m. for the following purposes:

1.	To elect four Class III directors to serve until the 2015 Annual Meeting of Shareholders and one Class II director to serve until the 2014 Annual Meeting of Shareholders as described in the Proxy Statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 21, 2012, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Bryan M. Lemley

Bryan M. Lemley
Secretary

March 6, 2012

IMPORTANT NOTICE

Please complete, sign, date and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies will be revoked (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote in person, you must bring a legal proxy or broker’s proxy card to the meeting as proof of your authority to vote the shares).

Pinnacle Bankshares Corporation

622 Broad Street

Altavista, Virginia 24517

PROXY STATEMENT

2012 ANNUAL MEETING OF SHAREHOLDERS

April 10, 2012

GENERAL

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Bankshares Corporation (the “Company”) to be held Tuesday, April 10, 2012, at 11:00 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 6, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 10, 2012: This Notice of 2012 Annual Meeting of Shareholders and Proxy Statement and the 2011 Annual Report to Shareholders are available on the internet at the following website: http://www.pinnaclebankshares.com/2012proxy.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify how the proxy is to be voted, the proxy will be voted FOR the director nominees named in Proposal 1.

If you hold your shares through a bank, broker or other holder of record, you should follow the instructions from your bank, broker or agent to vote or revoke your proxy or change your vote. If you hold your shares through a bank, broker or other holder of record, and you plan to vote in person at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker’s proxy card to bring to the meeting as proof of your authority to vote the shares.

Directions to Annual Meeting

To obtain directions to attend the Annual Meeting and vote in person, please contact the Secretary of the Company at (434) 369-3000.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on February 21, 2012, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 1,496,589. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Shares for which the holder elects to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum, but will not be considered in determining the number of votes cast with respect to such matter. “Broker non-votes” (shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote the shares, and (ii) the broker does not have discretionary voting power on a particular matter), if any, will not count toward a quorum and will not be considered in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, abstentions or votes withheld will have no effect. If a quorum is present, broker non-votes will likewise have no effect on the election of directors. It should be noted, however, that discretionary voting by brokers in uncontested elections of directors is not permitted. Therefore, your vote is especially important, as your broker no longer has the discretion to vote shares held on your behalf with respect to the election of directors. If you hold your shares through a broker and do not provide your broker with voting instructions, that will result in a broker non-vote for each share that you hold. A large number of broker non-votes could affect the ability of the Company to achieve a quorum at the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that officers and regular employees of the Company and First National Bank (the “Bank”) may make solicitations of proxies in person, by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the Company’s proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in connection with this activity.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock, as of March 1, 2012, for each director, director nominee and named executive officer, and for all directors and executive officers as a group. To the Company’s knowledge, no shareholder of the Company owns more than 5% of the Company’s outstanding common stock.

Name	Amount and Nature of Beneficial Ownership (1)		Ownership as a Percentage of Common Stock Outstanding

A. Willard Arthur	7,909		*
James E. Burton, IV	20,186	(2)	1.35%
Judson H. Dalton	—		*
John P. Erb	5,420		*
Robert H. Gilliam, Jr.(3)	29,312	(4)	1.96%
Aubrey H. (Todd) Hall, III	5,500	(5)	*
Thomas F. Hall	4,000		*
R. B. Hancock, Jr.	4,379	(6)	*
Bryan M. Lemley	1,560	(7)	*
A. Patricia Merryman	500		*
William F. Overacre (8)	1,000		*
Carroll E. Shelton	17,810	(9)	1.19%
C. Bryan Stott	6,430	(10)	*
John L. Waller	6,508		*
Michael E. Watson	2,012	(6)	*

All directors, nominees and executive officers as a group (14 persons)	83,214		5.56%

*	Less than 1.0%, based on 1,496,589 total outstanding shares as of March 1, 2012.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes 13,774 shares held as custodian for minor children, and excludes 819 shares held solely in spouse’s name.
(3)	Mr. Gilliam retired as President and Chief Executive Officer of the Company, Chief Executive Officer of the Bank and Director of the Company on June 30, 2011.
(4)	Includes 19,698 shares pledged as collateral for a loan and 5,000 shares that are restricted as to sale or other transfer prior to vesting
(5)	Includes 2,500 shares in which Mr. Hall has the option to purchase under the 2004 Incentive Stock Plan.
(6)	Shares held jointly with spouse.
(7)	Includes 1,250 shares in which Mr. Lemley has the option to purchase under the 2004 Incentive Stock Plan.
(8)	Mr. Overacre will retire as director of the Company immediately following the 2012 Annual Meeting on April 10, 2012.
(9)	Includes 7,884 shares held jointly with spouse and 2,000 shares that are restricted as to sale or other transfer prior to vesting.
(10)	Includes 3,784 shares held jointly with spouse.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II and III) of directors. The term of office for Class III directors will expire at the Annual Meeting. The nominees for election as Class III directors, Carroll E. Shelton, C. Bryan Stott, John L. Waller and Michael E. Watson, currently serve as directors of the Company and are standing for re-election. If elected, the Class III nominees will serve until the 2015 Annual Meeting of Shareholders.

Current Class II director, William F. Overacre has informed the Board that he intends to retire as a director of the Company immediately following the Annual Meeting, after ten years of distinguished service to the Company and the Bank. Robert H. Gilliam, III, the Company’s former President and Chief Executive Officer, retired as a director of the Company on June 30, 2011, after over 40 years of distinguished service to the Company and the Bank. The Company is grateful for the valuable contributions that each of these gentlemen has made through his service on the Board of Directors, and Mr. Gilliam through his 32 years as the Company’s President and Chief Executive Officer.

In connection with Mr. Overacre’s retirement at the Annual Meeting, one new candidate is proposed for election as a director. Judson H. Dalton is a nominee for election as a Class II director and, if elected, will serve until the 2014 Annual Meeting of Shareholders.

Mr. Dalton is employed by English Construction Company, Incorporated (“English”); a third-generation family-owned business based out of Lynchburg, Virginia providing a wide array of construction services throughout the Mid-Atlantic and Southeast regions of the United States. He currently serves as a Project Manager, Estimator and Home Office Manager for English, and is a member of the English’s founding family. Mr. Dalton is active in the community, serving as a member of the Lynchburg Regional Transportation Advocacy Group and on the board of Virginia Technical Institute. He holds a Bachelor of Arts degree in Economics from Randolph Macon College. Mr. Dalton’s experience in the construction industry and knowledge of the Region 2000 market will provide the Company with valuable insight regarding this important sector of the economy. Mr. Dalton was initially recommended to the Nominating Committee by the Company’s President and Chief Executive Officer, Mr. Todd Hall.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Certain information concerning the nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class II directors who will continue in office.

Name (Age) and Address	Principal Occupation	Director of Company Since (1)

Class III Director Nominees (To serve until the 2015 Annual Meeting)

Carroll E. Shelton (61) Hurt, Virginia	Vice President Pinnacle Bankshares Corporation Senior Vice President and Chief Credit Officer First National Bank	1990

C. Bryan Stott (61) Altavista, Virginia	Vice President & Branch Manager Stifel Nicolaus (investment firm)	2010

John L. Waller (68) Hurt, Virginia	President Waller Farms, Inc.	1989

Michael E. Watson (57) Gladstone, Virginia	Controller/Treasurer Flippin, Bruce & Porter, Inc., (investment counselors)	2003

Class II Director Nominee (To serve until the 2014 Annual Meeting)

Judson H. Dalton (32)	Project Manager, Estimator and Home Office Manager English Construction Company	—

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE

Directors Continuing in Office:

Name (Age) and Address	Principal Occupation	Director of Company Since (1)

Class I Directors (Serving until the 2013Annual Meeting)

A. Willard Arthur (66) Evington, Virginia	Retired; Former Chairman and Secretary Marvin V. Templeton & Sons, Inc. (now Templeton Paving, LLC) (general contractors)	1998

John P. Erb (68) Altavista, Virginia	Assistant Superintendent Campbell County Schools	1989

Aubrey H. (Todd) Hall, III (41) Rustburg, Virginia	President and Chief Executive Officer Pinnacle Bankshares Corporation Chief Executive Officer First National Bank	2011

R. B. Hancock, Jr. (61) Huddleston, Virginia	Retired; Former President R. B. H. Inc. (auto parts dealer)	1994

Class II Directors (Serving until the 2014 Annual Meeting)

Name (Age) and Address	Principal Occupation	Director of Company Since (1)

James E. Burton, IV (55) Lynchburg, Virginia	President Templeton Paving, LLC (formerly Marvin V. Templeton & Sons, Inc.) (general contractors)	1998

Thomas F. Hall (62) Amherst, Virginia	President George E. Jones & Sons, Inc. (construction)	2008

A. Patricia Merryman. (57) Rustburg, Virginia	Vice President Sonny Merryman Inc. (transportation equipment distributer)	2010

(1)	If prior to May 1, 1997, reflects year that director joined the Board of the Bank, the Company’s sole subsidiary. Effective May 1, 1997, the Company became the holding company for the Bank.

Director Qualifications

The Nominating Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board and to the Company and its shareholders. Although the Company has no formal policy regarding diversity, the Board of Directors believes that the Board should include directors with diverse experience and business knowledge and believes that the directors and director nominees bring a diverse range of perspectives to the Board’s deliberations. The Nominating Committee considers director qualifications according to the particular areas of expertise being sought as a complement to the existing Board composition at the time. Minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and the Bank, understanding of the customers served by the Bank, a willingness to promote the success and economic growth of the Bank and time available for meetings and consultation on Company and Bank matters. Additionally, no individual may be nominated for election or elected as a director if on the date of election the individual would be age 70 or older.

The Board has concluded that each director and director nominee possesses the personal traits described above. In considering the directors’ and director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, each director and director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The following paragraphs provide information as of the date of this proxy statement about each director nominee and each director who is continuing in office following the 2012 Annual Meeting, including information each such director and director nominee has given us about all positions he/she holds, his/her principal occupation and business experience for the past five years, and the names of other publicly-held companies (if any) of which he/she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director’s and nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he/she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. Each director has demonstrated business and financial acumen, an ability to exercise sound judgment, compatibility with other directors, as well as a commitment to service to the Company and our Board. There are no family relationships among any directors, director nominees and executive officers.

Carroll E. Shelton, Vice President; Director since 1990

Mr. Shelton is Vice President of the Company and Senior Vice President and Chief Credit Officer of the Bank, where he has been employed since 1973 in a variety of roles, primarily on the lending side of the Company. Mr. Shelton serves as a member of the Board of Directors of the Altavista Area Chamber of Commerce. He has also served on the Hurt Town Council. He has been a member of the Exchange Club of Altavista and a member of the Altavista Downtown Revitalization Committee. Mr. Shelton earned a Bachelor of Science degree in Mathematics from Virginia Tech and is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia. Mr. Shelton brings to our Board an extraordinary understanding of our Company’s business, history, organization and various constituencies, as well as extensive community banking expertise and management experience.

C. Bryan Stott, Director since 2010

Mr. Stott is Vice President and Lynchburg Branch Manager of Stifel Nicolaus, an investment services firm. He has been with Stifel and its predecessor firms since 1984. Mr. Stott has served as President and a member of the Board of Directors of the Altavista Area YMCA and as President and a member of the Board of Directors of the Altavista Rotary Club. Mr. Stott earned a BA degree from the University of Virginia and an MBA degree from Wake Forest University. Mr. Stott’s executive management experience and extensive knowledge of finance adds an important dimension to our Board’s composition in addition to bringing a unique perspective on corporate governance related matters and capital and liquidity strategies.

John L. Waller, Director since 1989

Mr. Waller is President of Waller Farms, Inc., a family farming operation oriented primarily toward dairy farming. He is actively involved in a variety of farm and dairy related organizations. Mr. Waller serves as a member of the Board of Directors of Mecklenburg Electric Cooperative. His civic involvement includes being a Scottish Rite Mason and a Shriner. Mr. Waller’s lifelong involvement in agriculture provides significant insight and expertise to our Board in dealing with this important segment of the Company’s customer base and his corporate directorship experience brings to us a unique perspective on risk assessment and strategy.

Michael E. Watson, Chairman of the Audit Committee; Director since 2003

Mr. Watson is Controller/Treasurer of Flippin, Bruce & Porter, Inc., a Lynchburg investment counseling firm. He has been employed by the firm since 1997. His previous employment experience was as Chief Operating Officer for The Greenwood Partnership, Chief Financial Officer for The Lester Group and Audit Manager with Coopers & Lybrand. Mr. Watson is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. Mr. Watson holds a Bachelor of Science degree in Accounting from Virginia Tech. Through extensive experience with public and financial accounting matters and integral involvement in auditing practices and risk management programs and policies, Mr. Watson provides our Board with invaluable expertise in these areas.

Judson H. Dalton, Nominee

Mr. Dalton is employed by English Construction Company, Incorporated (“English”); a third-generation family-owned business based out of Lynchburg, Virginia providing a wide array of construction services throughout the Mid-Atlantic and Southeast regions of the United States. He currently serves as a Project Manager, Estimator and Home Office Manager for English, and is a member of the English’s founding family. Mr. Dalton is active in the community, serving as a member of the Lynchburg Regional Transportation Advocacy Group and on the board of Virginia Technical Institute. He holds a Bachelor of Arts degree in Economics from Randolph Macon College. Mr. Dalton’s experience in the construction industry and knowledge of the Region 2000 market will provide our Board with valuable insight regarding this important sector of the economy.

A. Willard Arthur, Chairman of the Nominating Committee, Director since 1998

Mr. Arthur is the retired Chairman and Secretary of the general contractor firm, Marvin V. Templeton & Sons, Inc. (now known as Templeton Paving, LLC). Mr. Arthur was employed with the firm for 38 years and is currently the owner of Troublesome Creek Angus Farm. Mr. Arthur served as President of the Virginia Road and Transportation Builders Association and as a member of the Board of Directors of the American Road Builders Association. He served as President of the Campbell County Cattlemen’s Association and served as a Director of the Virginia Cattlemen’s Association. Mr. Arthur earned an Associate degree from Ferrum College and a Bachelor of Science degree in Business Administration from the University of Richmond. Mr. Arthur’s extensive experience in various aspects of the construction industry, including dispute resolution, employee relations matters and contract negotiations, provide our Board with an invaluable resource in managing risk and directing corporate strategy.

John P. Erb, Chairman of the Board, Director since 1989

Mr. Erb is the Assistant Superintendent for Administration of Campbell County Schools. He has been employed in various roles, including teacher, coach and principal, with the Campbell County school system since 1972. Mr. Erb served as President and a member of the Board of Directors of the Altavista Area Chamber of Commerce, as President and a member of the Board of Directors of the Exchange Club of Altavista and as President and a member of the Board of Directors of the Sheltered Workshop of Altavista. Various honors include being named “Citizen of the Year” by the Altavista Business Women’s Association and recipient of the “Community Builder’s Award” from the Altavista Masonic Lodge. Mr. Erb holds a Bachelor of Arts degree from Bridgewater College and a Master’s degree in Education from James Madison University. Mr. Erb’s extensive background in education and administration provide our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and succession planning.

Aubrey H. (Todd) Hall, III, President & Chief Executive Officer; Director since 2010

Mr. Hall is President and Chief Executive Officer of the Company and the Bank. Mr. Hall joined the Bank in 2003 after nearly 11 years with Central Fidelity Bank and its successor, Wachovia Bank. He serves on the Board of Directors of the Lynchburg Regional Chamber of Commerce and the Virginia Technical Institute and is a member of the Altavista Economic Development Authority. Mr. Hall earned a Bachelor of Arts degree in Accounting from Lynchburg College. He is a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and the Graduate School of Banking at Louisiana State University. Mr. Hall has a diverse background in the banking industry and strong knowledge of the banking business. Mr. Hall provides our Board keen insight into the markets served by our Company and carries with him the respect of the other members of the Board as the leader of the Company.

R.B. Hancock, Jr., Director since 1994

Mr. Hancock is a retired auto parts dealer. He served as President and owner of R.B.H., Inc., parent company of an Altavista-based auto parts dealer for 22 years. Mr. Hancock is a member of the Board of Directors of the Huddleston Volunteer Fire Department and has served as its President and Treasurer. He has served as President and a member of the Huddleston Ruritan Club. Mr. Hancock attended Central Virginia Community College. He is a member of the Mentow Masonic Lodge in Huddleston, Virginia. Through his extensive experience in owning and operating a small business, Mr. Hancock brings to our Board a unique perspective regarding management, sales and marketing, customer service and finance, as well as intimate knowledge of the local Altavista and Bedford County markets.

James E. Burton, IV, Vice Chairman of the Board, Director since 1998

Mr. Burton is President of Templeton Paving, LLC, a Region 2000 based general contractor specializing in highway construction and asphalt paving. He has been employed by Templeton Paving and its predecessor company, Marvin V. Templeton & Sons, Inc., since 1984. Previously he served as General Manager for Amlite Corporation. He also serves on the Board of Trustees of Westminster Canterbury in Lynchburg, Virginia. Mr. Burton earned a Bachelor of Science degree in Civil Engineering from Virginia Military Institute. Mr. Burton brings to our Board experience in executive management with insights into corporate finance and risk management, extensive knowledge of the communities served by the Company and provides leadership and consensus-building skills to guide our Board.

Thomas F. Hall, Director since 2008

Mr. Hall is President of George E. Jones & Sons, Inc, an Amherst, Virginia based construction company serving the Region 2000 market and specializing in utility construction. Mr. Hall has been associated with this current business since 1978. He serves on the Board of Directors of the Associated General Contractors of Virginia, Inc. and the Region 2000 Economic Development Council. He has served as a board member for the Virginia Board for Contractors and for the Amherst County Chamber of Commerce. Mr. Hall earned a Bachelor of Science degree in Business Administration from Concord University. Mr. Hall’s extensive experience in the construction industry with unique insight and knowledge of development projects in our region provides our Board with an invaluable resource as it directs our Company through the current economic environment. Mr. Hall is also an ideal representative of one of our Company’s newer markets, Amherst, Virginia.

A. Patricia Merryman, Director since 2010

Ms. Merryman is Vice President of Sonny Merryman, Inc., a privately held transportation equipment distributor, with primary responsibility for trailer and container sales and rentals. She has been employed by the company since 1977. Ms. Merryman has completed 6 years of service on the Board of Directors of the Lynchburg Regional Chamber of Commerce and 11 years of service on the Board of Directors of Amazement Square Children’s Museum in Lynchburg, Virginia. She continues her service by helping and promoting the Central Virginia Court Appointed Special Advocates program. Ms. Merryman is a charter and continuing member of Virginia Tech’s “Women in Leadership” and was a 2009 nominee for the Lynchburg Chamber’s Athena Award, honoring women in the community who make a difference. She has previously served as a member of the Lynchburg Optimist Club and attended Averett College. Ms. Merryman’s business management experience and extensive leadership and experience in non-profit organizations and integral involvement in many of the communities we serve uniquely position her to be a strong promoter of the Company and the products and services we offer and provide our Board with an important perspective on corporate strategy.

Board of Directors Meetings, Leadership Structure and Risk Oversight

Board of Directors. The members of the Board of the Directors of the Company also constitute the members of the Board of Directors of the Bank. The Board of Directors conducts its business through meetings of the Company’s Board and through the committees described below. The Company became the holding company for the Bank in May 1997, and currently, the Bank’s committees make recommendations to the Company’s Board regarding the audit, compensation and nominating functions. During calendar year 2011, the Company’s Board of Directors held 10 meetings and the Bank’s Board of Directors held 13 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the Bank committees on which he served during this period. The Board has determined that directors Arthur, Burton, Erb, Thomas F. Hall, Hancock, Merryman, Overacre, Stott, Waller and Watson, as well as director William F. Overacre, who will retire from the Board immediately following the 2012 Annual Meeting, and director nominee, Judson H. Dalton are independent under the listing standards of the NASDAQ Stock Market.

The Company has not adopted a formal policy on Board members’ attendance at the Annual Meeting of Shareholders, although all Board members are encouraged to attend. All Board members attended the 2011 Annual Meeting of Shareholders.

Leadership Structure. The Board recognizes that different board leadership structures may be appropriate for entities with different histories and cultures, as well as entities with varying sizes and performance characteristics. The Board believes that the current needs of the Company, the Bank and the Board are best served by having the Chief Executive Officer and Chairman of the Board positions held by separate individuals at this time, as reflected by the appointment during 2010 of John P. Erb as Chairman of the Board. We also established a Vice Chairman position currently held by James E. Burton, IV. We believe this structure is most appropriate for us as it allows our Chief Executive Officer to focus on the day-to-day direction of the Company in furtherance of the long-term strategy established by our Board of Directors, while our Chairman of the Board is able to provide strategic guidance to our Chief Executive Officer, handle issues related to shareholder relations, and set the agenda for and preside over our Board of Director meetings. The Vice Chairman assists the Chairman with his duties.

John P. Erb serves as Chairman of the Board. Mr. Erb’s extensive background in education and administration provide our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and succession planning and make him the best qualified director to serve as chairman.

James E. Burton, IV, serves as Vice Chairman of the Board. Mr. Burton brings to our Board experience in executive management with insights into corporate finance and risk management, extensive knowledge of the communities served by the Company and provides leadership and consensus-building skills to guide our Board and make him the best qualified director to serve as vice chairman.

Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. The Audit Committee meets quarterly with management in order to review the Company’s major financial risk exposures and reviews the steps management is taking to monitor and control such exposures. Directors also serve on various committees that focus on major areas of risk in the Company that include but are not limited to loans, investments, technology and compensation. Directors discuss risk and risk mitigation strategies with management within these committees. All risk oversight discussions are included in committee reports to the full Board of Directors.

Committees of the Board of Directors

Audit Committee. The Audit Committee meets to review reports of the Internal Auditor, who reports directly to the Audit Committee, and reviews the annual report of the Company’s independent auditors. The members of the Audit Committee are Messrs. Watson (Chairman), Burton, Thomas F. Hall, Hancock and Waller and Ms. Merryman, and they met five times in 2011. In addition, the Chairman of the Audit Committee held discussions with the Company’s independent auditors each quarter prior to the filing of the Company’s Quarterly Reports on Form 10-Q as required by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Company’s Board of Directors has determined that all of the members of the Audit Committee are independent for audit committee purposes under the listing standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission (the “SEC”) regulations. The Board of Directors has also determined that Mr. Watson qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates pursuant to a written charter, which is available on the Bank’s website at www.1stnatbk.com under “Investor Relations/Corporate Information/Governance Documents.”

Compensation Committee. The Compensation Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Bank’s Board concerning such matters, and to the Company’s Board with respect to awards under the Company’s 2004 Incentive Stock Plan. The Compensation Committee also makes recommendations as to the employment of officers of the Bank. Members of the Compensation Committee are Messrs. Overacre (Chairman), Arthur, Erb, Hancock, and Watson and Ms. Merryman, and they met three times in 2011. The Board has determined that all members of the Compensation Committee are independent for compensation committee purposes under the listing standards of the NASDAQ Stock Market. The Compensation Committee operates pursuant to a written charter, which is available on the Bank’s website at www.1stnatbk.com under “Investor Relations/Corporate Information/Governance Documents.”

Nominating Committee. The Nominating Committee’s duties include consideration of candidates for Board election. At this time, the Nominating Committee does not have a formal written charter. The Nominating Committee makes a recommendation to the Company’s Board concerning candidates for any vacancy that may occur and the entire Company Board then determines which candidate(s) should be nominated for the shareholders’ approval. Until June 30, 2011, when Mr. Gilliam retired from the Board, the members of the Nominating Committee were Messrs. Arthur (Chairman), Burton, Erb and Gilliam. Effective as of June 30, 2011, the current members of the Nominating Committee are Messrs. Arthur (Chairman), Burton, Erb, Todd Hall and Overacre. The Nominating Committee met three times in 2011. The Company’s Board of Directors has determined that all of the members of the Nominating Committee who served during 2011 were, and all of the current members of the Nominating Committee are, independent for nominating committee purposes under the listing standards of the NASDAQ Stock Market, except for Messrs. Gilliam and Todd Hall.

While the Nominating Committee has no formal procedure for shareholders to submit director recommendations, the Nominating Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Company’s Secretary, Pinnacle Bankshares Corporation, P.O. Box 29, Altavista, Virginia 24517, and must be received by January 29, 2013, in order to be considered by the Nominating Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.

In addition, in accordance with the Company’s Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s Bylaws, a shareholder nomination must include the nominee’s written consent to serve as a director of the Company if selected, sufficient background information with respect to the nominee including, but not limited to, the nominee’s name and address, the amount and nature of the nominee’s beneficial ownership of the Company’s securities, his or her principal occupation for the past five years, a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as director and his or her age, sufficient identification of the nominating shareholder, including the shareholder’s name and address, a description of any arrangements or understandings between the shareholder and the nominee pursuant to which the nomination is to be made by the shareholder, and a representation by the shareholder that he or she is the owner of stock of the Company entitled to vote at the annual meeting and that he or she intends to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice. Notice of such nominations must be received by the Company’s Secretary at the Company’s principal office in Altavista, Virginia, no later than February 4, 2013 in order to be made for the annual election of directors in 2013, provided that such notice will not be required to be given more than 90 days prior to the date of the 2013 Annual Meeting of Shareholders. These requirements are more fully described in Article III, Section 16 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Company’s Secretary.

The Nominating Committee may identify director nominees through a combination of referrals, including by management, existing Board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified, the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, the Nominating Committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the Board.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to Pinnacle Bankshares Corporation, P.O. Box 29, Altavista, Virginia 24517. Correspondence sent by first class mail directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman.

Director Compensation

The Board of Directors of the Company determines the compensation for its directors. The Company uses compensation survey information from similar sized companies to determine the appropriate levels of compensation. For 2011, all directors of the Company received an annual retainer of $2,000, and directors of the Bank received an additional annual retainer of $4,000. The Chairman of the Board received an additional retainer of $3,000. The Vice Chairman of the Board received an additional retainer of $1,000. The Chairman of the Audit Committee received an additional retainer of $1,500 and the Chairman of the Compensation Committee received an additional retainer of $1,000 for 2011. The Company’s and the Bank’s outside directors also received $250 for each committee meeting attended. Directors may defer payment of up to 100% of retainers and fees through the Company’s nonqualified deferred compensation plan for directors, which is administered by the Virginia Bankers Association Benefits Corporation (the “VBA”). The Company does not use equity awards to compensate for director service.

The following table summarizes director compensation earned for 2011.

DIRECTOR COMPENSATION FOR 2011

Name	Fees earned or paid in cash	Total
(1)	($)	($)

A. Willard Arthur	12,500	12,500

James E. Burton, IV	10,250	10,250

John P. Erb	18,250	18,250

Thomas F. Hall	11,750	11,750

R.B. Hancock, Jr.	8,750	8,750

A. Patricia Merryman	9,250	9,250

William F. Overacre (2)	13,750	13,750

C. Bryan Stott	9,250	9,250

John L. Waller	12,000	12,000

Michael E. Watson	12,250	12,250

(1)	Compensation for Directors Aubrey H. (Todd) Hall, III, Carroll E. Shelton and former Director Robert H. Gilliam, Jr. is included in the Summary Compensation Table.
(2)	Mr. Overacre will retire as a director of the Company immediately following the 2012 Annual Meeting on April 10, 2012.

Interest of Management in Certain Transactions

The Bank grants loans and letters of credit to its policy-making officers, directors, principal shareholders and their associates. As of December 31, 2011, borrowing by all policy-making officers, directors, director nominees, and principal shareholders and their associates amounted to $1,011,008, or 3.75% of total year-end capital. The maximum aggregate amount of such indebtedness during 2011 was $1,100,174 or 4.08% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, and in the opinion of management of the Bank, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with persons not related to the Bank and do not involve more than a normal risk of collectability or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates

On August 23, 2007, the Bank entered into a lease of the Amherst branch facility with S. Main, L.L.C. (the “Lease”). Thomas F. Hall has a 50% ownership interest in S. Main L.L.C. The original term of the Lease is twenty years and may be renewed at the Bank’s option for two additional terms of five years each. The Bank’s current monthly rental payment under the Lease is $10,878.95, or $130,547.40 annually, which was fixed for the first four years of the Lease. The annual rental amount increases by 8% at the end of the first four years of the Lease term and at the end of each subsequent four-year interval during the original Lease term and any renewal term.

EXECUTIVE COMPENSATION

The Compensation Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Board concerning such matters. The Committee’s membership is determined by the Board.

The Compensation Committee reviews the performance of the President and Chief Executive Officer and determines the appropriate compensation for the following year. The Committee also determines any equity compensation or other compensation the President and Chief Executive Officer may receive.

Pursuant to its charter, the Compensation Committee may delegate its duties to any subcommittee or any member of senior management. Compensation of senior management is determined by the President and Chief Executive Officer with direction from the Compensation Committee staying within the targeted overall compensation budgeted by the Company.

The Company does not have written employment agreements with senior management. The compensation of senior management is a mix of base salary and equity compensation designed to be competitive with the Company’s peers and to enhance long-term value to the Company’s shareholders. The compensation setting process consists of establishing a targeted overall compensation for the Company by the Compensation Committee.

The Company has not had a cash incentive compensation program for employees since 2008 due to the negative impact on earnings from the economy. The Company may consider resuming an incentive compensation program at some point in the future.

The following table provides compensation information concerning Mr. Todd Hall, President and Chief Executive Officer, Mr. Shelton, Vice President, Mr. Lemley, Secretary, Treasurer and Chief Financial Officer, and Mr. Gilliam, former President and Chief Executive Officer, the named executive officers of the Company for 2011 pursuant to Item 402(m)(2) of Regulation S-K. All compensation, other than director fees for service on the Company’s Board of Directors, was paid by the Bank, the Company’s wholly-owned subsidiary. The following table summarizes compensation earned by these named executive officers in 2011 and 2010.

SUMMARY COMPENSATION TABLE FOR 2011

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Aubrey H. (Todd) Hall, III President and Chief Executive Officer	2011 2010	182,678 152,423	— —	— 39,610	6,855 5,875	184,033 197,908

Carroll E. Shelton Vice President	2011 2010	131,264 126,386	— 18,000	— —	4,946 4,569	136,210 148,955

Bryan M. Lemley Secretary, Treasurer and Chief Financial Officer	2011 2010	117,207 108,915	— —	— 19,805	3,138 3,641	120,345 132,361

Robert H. Gilliam, Jr. Former President and Chief Executive Officer (5)	2011 2010	108,080 198,400	9,000 36,000	— —	22,312 17,722	139,392 252,122

(1)	Includes combined Company and Bank Board retainers of $5,500 in 2011 for Mr. Hall, $6,000 for Mr. Shelton in 2011 and 2010 and $3,000 for Mr. Gilliam in 2011 and $6,000 in 2010.
(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted during 2011 and 2010 pursuant to the 2004 Incentive Stock Plan, calculated in accordance with ASC Topic 718, based on the closing price of the Company’s stock on the date of grant.
(3)	The amounts in this column reflect the aggregate grant date fair value of stock option awards granted during 2010 pursuant to the 2004 Incentive Stock Plan calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 15 to the Company’s audited financial statements in the Company’s Report on Form 10-K for the year ended December 31, 2010. There were no option awards granted in 2011.
(4)	“All Other Compensation” for 2011 consists of the following: for Mr. Hall, $654 for additional life insurance coverage and $6,201 in Company match under the 401(k) plan; for Mr. Shelton, $562 for additional life insurance coverage and $4,384 in Company match under the 401(k) plan; for Mr. Lemley, $73 for additional life insurance coverage and $3,065 in Company match under the 401(k) plan; and for Mr. Gilliam, $4,359 for additional life insurance coverage, $3,678 in Company match under the 401(k) plan and $14,275 (based on fair market value) for a vehicle that was gifted to Mr. Gilliam upon his retirement. The cost for additional life insurance coverage in excess of $50,000 provided by the Company’s group-term life insurance policy for employees is based on the imputed cost of coverage calculated using the IRS Premium Table.
(5)	Mr. Gilliam retired as the Company’s President and Chief Executive Officer on June 30, 2011.

Incentive Stock Plans. The Company’s 1997 Incentive Stock Plan was adopted in 1997, and expired May 1, 2007, and the Company’s 2004 Incentive Stock Plan was adopted in 2004, and was amended February 9, 2010 (together, the “Incentive Plans”). The 1997 Incentive Stock Plan made available up to 50,000 shares of common stock for awards of stock options, tandem stock appreciation rights and restricted stock to key employees of the Company and its subsidiaries. As amended February 9, 2010, the 2004 Incentive Stock Plan makes available up to 100,000 shares of common stock for awards of stock options (with and without tandem stock appreciation rights), stand-alone and tandem stock appreciation rights, restricted stock, unrestricted stock and restricted stock units (collectively, “Awards”) to key employees of the Company and its subsidiaries. To date, the Company has granted stock options and restricted stock under these Incentive Plans. The purpose of the Incentive Plans is to promote the success of the Company and its subsidiaries by providing incentives to key employees who will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Incentive Plans are designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. Awards are granted based upon the ability of key employees to affect the performance of the Company. The Company grants Awards as a motivation to its employees and as a retention tool as the Awards generally vest over three or more years.

Under the terms of both Incentive Plans, the Compensation Committee of the Board of Directors of the Bank (the “Committee”) administers the plans. No director may serve as a member of the Committee if he is eligible to participate in either Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in either Incentive Plan. The Committee has authority to determine the key employees to whom Awards shall be made.

Each Award under the Incentive Plans is made pursuant to a written agreement between the Company and the recipient of the Award (the “Agreement”). In administering the Incentive Plans, the Committee has the authority, subject to approval, amendment and modification by the Board of Directors of the Company, to determine the terms and conditions upon which Awards are made and exercised, to determine the terms and provisions of each Agreement, to construe and interpret the Incentive Plans and the Agreements, to establish, amend, or waive rules or regulations for the Incentive Plans’ administration, to accelerate the exercisability of any Award, the end of any performance period, or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plans.

The Board may terminate, amend, or modify the Incentive Plans from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), the rules and regulations under Section 16 of the Exchange Act or pursuant to any other applicable laws, rules, or regulations.

The following table reflects certain information regarding unexercised options held at December 31, 2011 by Messrs. Todd Hall, Shelton, Lemley and Gilliam. None of the named executive officers exercised stock options or had restricted stock vest during 2011. The Company granted 2,000 shares of restricted stock on May 1, 2010 with a 3 year cliff restriction to named Mr. Shelton and 4,000 shares of restricted stock on May 1. 2010 with a 3 year cliff restriction to names Mr. Gilliam. The Company granted 1,000 shares of restricted stock on May 1, 2011 with a 3 year cliff restriction to named Mr. Gilliam.

	Outstanding Equity Awards at Fiscal 2011 Year End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)(2)	Market Value of Shares of Stock that Have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Other Rights that Have not Vested ($)
Aubrey H. (Todd) Hall, III.	2,500	(1)	7,500	(1)	—	$9.00	5/1/2020	—	—	—	—
Carroll E. Shelton	—		—		—	—	—	2,000	$16,320	—	—
Bryan M. Lemley	1,250	(1)	3,750	(1)	—	$9.00	5/1/2020	—	—	—	—
Former Officer
Robert H. Gilliam, III	—				—			5,000	$40,800

(1)	These options become exercisable in four equal installments on the first, second, third and fourth anniversaries of the grant date of 5/1/2010.
(2)	The amounts in this column reflect the number of shares of restricted stock granted in 2010 to the named executive officer pursuant to the 2004 Incentive Stock Plan. The shares vest on the third anniversary of the grant date.
(3)	The amounts in this column represent the fair market value of the restricted stock as of December 31, 2011, based on the closing price of the Company’s stock on December 30,2011, which was $8.16.

Change in Control Agreements. The Company has entered into agreements with Messrs. Todd Hall, Shelton and Lemley that provide for severance payments and certain other benefits if their employment terminates under specified conditions in anticipation of or after a “change in control” (as defined therein) of the Company. The Company maintained a similar agreement with Mr. Gilliam until his retirement on June 30, 2011. The agreements for Messrs. Shelton and Lemley were amended and replaced effective as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended and applicable guidance issued thereunder. The agreement for Mr. Todd Hall was effective as of July 1, 2011, in connection with his promotion to President and Chief Executive Officer of the Company, and replaced an earlier similar agreement. Each of these agreements has an initial term of three years from its effective date and automatically renews each year for a rolling three-year term, unless terminated or not renewed under its terms. Payments and benefits will be paid under each agreement if, within two years (or within two years and 60 days for Mr. Gilliam) following a change in control, the executive (i) the executive’s employment is terminated involuntarily without “cause” (as defined therein) and not as a result of death or disability, or (ii) terminates his employment voluntarily for “good reason” (as defined therein), including, for Mr. Gilliam only, the executive’s unilateral decision to leave during any of three 60 day “window periods” (as defined therein) (beginning on the date of the change in control and the first and second anniversaries thereof). Payments and benefits will also be paid if the executive’s employment is terminated prior to a change in control if the executive can reasonably demonstrate that the termination was in connection with or in anticipation of a change in control or was at the request of a third party who has taken steps reasonably calculated to effect a change in control. These agreements also contain customary non-disclosure, non-solicitation and non-disparagement provisions that apply during the executive’s employment and generally continue for 32 months (for Messrs. Hall and Gilliam) or 26 months (for Messrs. Shelton and Lemley) after termination following a change in control. “Change in control” is defined generally to include (i) the acquisition of stock by a person or group that constitutes more than 50% of the total fair market value or total voting power of the Company’s common stock, (ii) the acquisition of 30% of the Company’s voting stock either at one time or over a 12-month period, (iii) certain changes in the composition of the Company’s Board of Directors over a 12-month period, or (iv) an acquisition of 40% or more of the Company’s assets.

In the event of a covered termination following a change in control, Mr. Todd Hall will be entitled to receive (i) a severance payment made in ten quarterly installments, with the total of such installments being equal to 2.5 times the sum of Mr. Hall’s highest annual base salary in effect at any time during the 24-month period ending on the date of the change in control and his highest aggregate bonuses payable for any of the Company’s three fiscal years ending immediately prior to the fiscal year that includes the date of the change in control, and (ii) a continuation of employee welfare benefits for 2.5 years. In addition, Mr. Hall will have the right to require the Company to purchase his principal residence at its fair market value if he requests within six months after his termination of employment. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Hall may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Hall and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Shelton will be entitled to receive (i) a severance payment made in eight quarterly installments, with the total of such installments being equal to 2 times the sum of Mr. Shelton’s highest annual base salary in effect at any time during the 24-month period ending on the date of the change in control and his highest aggregate bonuses payable for any of the Company’s three fiscal years ending immediately prior to the fiscal year that includes the date of the change in control, and (ii) a continuation of employee welfare benefits for two years. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Shelton may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Shelton and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Lemley will be entitled to receive (i) a severance payment made in eight quarterly installments, with the total of such installments being equal to 2 times the sum of Mr. Lemley’s highest annual base salary in effect at any time during the 24-month period ending on the date of the change in control and his highest aggregate bonuses payable for any of the Company’s three fiscal years ending immediately prior to the fiscal year that includes the date of the change in control, and (ii) a continuation of employee welfare benefits for two years. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Lemley may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Lemley and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Gilliam would have been entitled to receive (i) a severance payment made in ten quarterly installments, with the total of such installments being equal to 2.5 times the sum of Mr. Gilliam’s highest annual base salary in effect at anytime during the 24-month period ending on the date of the change in control and his highest aggregate bonuses payable for any of the Company’s three fiscal years ending immediately prior to the fiscal year that includes the date of the change in control, and (ii) a continuation of employee welfare benefits for 2.5 years. In addition, Mr. Gilliam could have been entitled to require the Company to purchase his principal residence at its fair market value if he requested within six months after his termination of employment. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Gilliam could not have exceeded the maximum amount that could be paid without the imposition of a “golden parachute” federal excise tax on Mr. Gilliam and would also have been limited by applicable banking limitations on golden parachutes.

The same installment severance payments and benefits described above will be paid upon a change in control if the executive’s employment is terminated in anticipation of or in connection with a change in control. In such event, the severance payments and benefits will begin to be paid beginning 60 days following the change in control.

Retirement Plans. The Bank maintains a Non-Contributory Defined Benefit Retirement Plan (the “Retirement Plan”) covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan, sponsored by the VBA, provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, with a minimum of 1,000 hours per year, and the normal retirement date is the first day of the month coinciding with or following the employee’s 65th birthday. The Retirement Plan does not cover directors who are not active employees. The amount expensed for the Retirement Plan during the year ended December 31, 2011, was $567,179.

Effective January 1, 2009, the Bank reduced the contribution formula for the Retirement Plan by 0.5% from 1.5% to 1.0%. This formula provides a retirement benefit that is calculated as 1% times average compensation times years of service. Plan benefits accrued prior to the change in formula will be preserved. The change in benefit formula will be used for calculating benefits accrued after January 1, 2009. For plan participants prior to January 1, 2009, the accrued benefit under the Retirement Plan will be the benefit produced by the old formula based on years of benefit service as of December 31, 2008, plus the benefit produced by the new formula based on future years of service.

Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $36,000 for a person age 65 in 2008. Compensation taken into account under the Retirement Plan is limited by the Code’s compensation limit, which was $230,000 for the plan years beginning January 1, 2008 and which is adjusted periodically for inflation. The estimated annual benefit payable under the Retirement Plan upon retirement is $78,054 for Mr. Todd Hall, credited with 9 years of service, $73,117 for Mr. Shelton credited with 38 years of service and $47,571 for Mr. Lemley credited with 12 years of service.

Profit Sharing/401(k) Plan. The Bank adopted a Defined Contribution Profit Sharing Thrift Plan (the “Thrift Plan”) effective January 1, 1997. The Thrift Plan, sponsored by the VBA, includes a 401(k) savings provision that authorizes a maximum voluntary salary deferral of up to 100% of compensation, subject to statutory limitations. All full-time employees who have reached the age of 21 are eligible to participate. The Bank matches 100% of the first 1% of salary deferral and 50% of the next 5% of salary deferral pursuant to the 401(k) savings provision. Contributions and earnings, which are tax-deferred, may be invested in various investment vehicles offered through the VBA. The profit sharing arrangement allows for employer contributions in such amounts, if any, as the Board of Directors determines. Employees become 100% vested in any employer contributions that may be made after three plan years of service. The amount expensed for the 401(k) savings provision of the Thrift Plan during the year ended December 31, 2011, was $114,086.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of and transactions in such common stock. Based on a review of these reports filed by the Company’s officers and directors, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Exchange Act during 2011, except for Mr. Gilliam who reported one transaction late on Form 4.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ Stock Market’s listing standards for audit committee members, has furnished the following report:

The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. The role and responsibilities of the Committee are set forth in a written charter adopted by the Board. The Committee reviews the charter annually and, when appropriate, recommends changes to the Company’s Board. The charter was last amended in 2011. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors to discuss the consolidated audited financial statements for the year ended December 31, 2011. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards Vol. I. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Committee received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence, and discussed with the auditors the auditors’ independence from the Company and its management.

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit Committee Members

Michael E. Watson – Chairman	James E. Burton, IV
Thomas F. Hall	R. B. Hancock, Jr.
A. Patricia Merryman	John L. Waller

PRINCIPAL ACCOUNTANT

The Audit Committee has selected the firm of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm to audit the books of the consolidated Company for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company, and to perform such other appropriate accounting services as may be required by the Audit Committee. Cherry, Bekaert & Holland, L.L.P. audited the books of the consolidated Company for 2011. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.

PRINCIPAL ACCOUNTANT FEES

The following table presents fees for professional audit services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2010 and fees billed for other services rendered by Cherry, Bekaert & Holland, L.L.P. during those periods.

Year Ended December 31,	2011	2010
(In thousands)
Audit Fees(1)	$75.0	$59.0
Audit Related Fees	3.8	1.0
Tax Fees(2)	5.0	5.7
All Other Fees	—	—
Total	$83.8	$65.7

(1)	Includes annual financial statement audit and limited quarterly review services. For 2011, includes amounts billed through March 1, 2012, and additional amounts estimated to be billed for the 2011 audit.
(2)	Represents income tax services other than those directly related to the audit of the income tax accrual.

All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Cherry, Bekaert & Holland, L.L.P. was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

Pre-Approval Policies

The Audit Committee reviews and pre-approves all auditing services and permitted non-audit services performed by the Company’s independent auditors, as well as corresponding fees, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to, when appropriate, subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the committee at its next scheduled meeting.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the determination of a majority of the Board of Directors.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

In accordance with the Company’s Bylaws, proposals of shareholders intended to be presented at the 2013 Annual Meeting (other than director nominations) must be received by the Company’s Secretary no later than November 6, 2012, provided that if the 2013 Annual Meeting is held more than 30 days from April 10, 2013, such notice must be given not less than 90, nor more than 120, days prior to the date set for the 2013 Annual Meeting. In addition, under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 2013 Annual Meeting unless the proposal meets the requirements of Rule 14a-8 under the Exchange Act and is received by the Company’s Secretary, at the Company’s principal office in Altavista, Virginia, on or before November 6, 2012, provided that if the 2013 Annual Meeting is held more than 30 days from April 10, 2013, the deadline for such a proposal is a reasonable time before the Company prints its proxy materials for the 2013 Annual Meeting.

The proxy solicited by the Board of Directors for the 2013 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by November 6, 2012, in writing delivered to the Company’s Secretary.

By Order of the Board of Directors

/s/ Bryan M. Lemley

Bryan M. Lemley
Secretary

Altavista, Virginia

March 6, 2012

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2011, will be furnished without charge to shareholders upon written request directed to the Company’s Secretary at the address set forth on the first page of this Proxy Statement.

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PINNACLE BANKSHARES CORPORATION	For	With- hold	For All Except

ANNUAL MEETING OF SHAREHOLDERS

APRIL 10, 2012

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Pinnacle Bankshares Corporation (the “Company”) hereby appoints E.H. Frazier, Jr. and Bryan M. Lemley as proxy, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned shareholder as of the close of business on February 21, 2012, at the annual meeting of shareholders (the “Annual Meeting”) to be held at 11:00 a.m. Eastern Time, on Tuesday, April 10, 2012, at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia and at any adjournments thereof, upon each of the following matters. The undersigned shareholder hereby revokes any proxy heretofore given.

1.	Election of four Class III directors for three-year terms and one Class II director for a two-year term: ☐ ☐ ☐
Nominees:
Class III directors Carroll E. Shelton, C. Bryan Stott, John L. Waller, Michael E. Watson
Class II director Judson H. Dalton
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
2.

The proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments of the meeting in accordance with the determination of a majority of the Company’s Board of Directors.

Please be sure to date and sign this proxy card in the box below.	Date	Please check box if you plan to attend the April 10, 2012 Annual Meeting		☐
		Number Attending —	☐

Sign above	Co-holder (if any) sign above

Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and any other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign.
x	y

¿  Detach above card, sign, date and mail in postage paid envelope provided.  ¿

PINNACLE BANKSHARES CORPORATION

This Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of the nominees listed in Proposal 1. If any other matter shall be brought before the meeting, the shares represented by this Proxy will be voted by the proxies in accordance with the determination of a majority of the Company’s Board of Directors. The undersigned shareholder may revoke this Proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the Proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting to vote in person. The undersigned shareholder hereby acknowledges receipt of the Notice of 2012 Annual Meeting of Shareholders and related Proxy Statement.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of 2012 Annual Meeting of Shareholders and Proxy Statement and 2011 Annual Report to Shareholders are available on the internet at the following website:

http://www.pinnaclebankshares.com/2012proxy.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.pinnaclebankshares.com/2012proxy	4739